Exhibit 99.1
CONTACT:
Investors
PondelWilkinson Inc.
Laurie Berman
310-279-5962
lberman@pondel.com

RENTRAK REPORTS FISCAL 2012 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

— Fourth Quarter TV Measurement Growth of 90 Percent Drives Strong Year-Over-Year Comparisons
for Advanced Media Business —

— TV Essentials™ Revenue Run Rate Up 125%* —

PORTLAND, Ore. (June 7, 2012) — Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and entertainment industries, today announced financial results for its fiscal fourth quarter and full year ended March 31, 2012.

Fiscal 2012 Fourth Quarter Financial Results
Consolidated revenue for the fourth quarter of fiscal 2012 was $24.6 million, compared with $24.7 million last year, reflecting a 26 percent improvement in the company's Advanced Media and Information (AMI) business, offset by a 16 percent decline in the company's Home Entertainment business.

Revenue in the company's AMI division rose to $11.6 million for the 2012 fiscal fourth quarter, up from $9.2 million a year ago, and represents 47 percent of Rentrak’s consolidated revenue, up from 37 percent last year. Revenue in the company’s Home Entertainment business was $13.0 million, compared with $15.4 million for last year's fiscal fourth quarter. The decline primarily reflects lower sales levels at Rentrak's retail store customers related to increased competition from alternative distribution channels, as well as fewer retailer customers and Warner Brothers' decision to release its video content in the retail channel before offering it to the rental market.
“Our TV Essentials™ business grew 90 percent this quarter, capping improvements in each quarter during the fiscal year+ as we added several new important national network, local TV station, advertising agency and advertiser clients. The future of our television measurement business is very bright, highlighted by 125 percent growth in our revenue run rate*, to date, versus last year's fourth quarter," said Bill Livek, Rentrak’s Chief Executive Officer. "We are successfully delivering on our promise to grow our information businesses, and have significantly changed Rentrak's financial profile by strategically deploying the cash generated from our Home Entertainment business to develop, enhance and deliver our AMI services to the marketplace. We believe that our ability to provide industry participants with a stable database currency for measuring the effectiveness of their operations, positions Rentrak as a key service for any entertainment, television or advertising company seeking a better way to manage and profitably grow its business in today's highly fragmented media world.”
* Revenue run rate is calculated as the rate of growth based on the annualized value of Rentrak's signed TV business contracts on June 1, 2012, compared with four times the revenue generated from its TV business in the fourth quarter of fiscal 2011.
+ A graphic representation of growth in Rentrak's TV business throughout fiscal 2012 can be found at
http://www.rentrak.com/images/press_releases/6-7-12/.

($ in millions)	4Q FY12	4Q FY11*	Percent Change	FY12	FY11	Percent Change
AMI revenue	$11.6	$9.2	26%	$41.4	$34.6	20%
TV Essentials™	$3.2	$1.7	90%	$9.2	$5.8	59%
Box Office Essentials™	$5.4	$4.9	10%	$21.0	$18.3	15%
OnDemand Everywhere	$3.1	$2.7	14%	$11.1	$10.5	6%

Home Entertainment revenue	$13.0	$15.4	(16)%	$49.7	$62.5	(21)%
* Prior period amounts have been reclassified to reflect the move of Digital Download Essentials from Home Entertainment into Rentrak's AMI division. Numbers may be different from actuals due to rounding.

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Gross margin grew to 48 percent of consolidated revenue for the fiscal 2012 fourth quarter, up from 44 percent for the same period last year, primarily reflecting an increase in revenue generated from the company’s AMI division. Gross margin for the company's AMI business increased to 64 percent for the fiscal 2012 fourth quarter from 63 percent last year. Gross margin for Rentrak's Home Entertainment business was 33 percent for both periods.
Operating expenses for the fiscal 2012 fourth quarter were $16.5 million, or 67 percent of consolidated revenue, compared with $11.7 million, or 47 percent of consolidated revenue, for the fiscal 2011 fourth quarter. The increase in operating expenses mainly reflected a $3.1 million increase in stock compensation related to a non-employee, which fluctuates based on changes in the company's stock price, and is revalued at the end of each reporting period, and $1.1 million in costs associated with an international reorganization.
Operating loss for the fourth quarter of 2012 was $4.8 million, which included $0.2 million in acquisition-related costs, the $1.1 million in costs related to the international reorganization, and $4.3 million in stock-based compensation costs, which included the non-employee stock compensation mentioned above. For last year's fourth quarter, operating loss totaled $0.8 million, which included $0.5 million in acquisition-related costs, and $1.1 million in stock-based compensation costs. Excluding these amounts for both periods, operating income would have been $0.8 million for the fiscal 2012 fourth quarter, compared with $0.7 million for the fiscal 2011 fourth quarter.
Net loss was $4.6 million, or $0.41 per share, for the fourth quarter of fiscal 2012, compared with a net loss of $0.8 million, or $0.07 per share, for the same period last year. Excluding the costs already mentioned for both periods, net loss for the fiscal 2012 fourth quarter would have been $1.9 million, or $0.17 per share, compared with a net loss of $0.08 million, or $0.01 per share, for the fourth quarter of fiscal 2011. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.
Adjusted EBITDA (a non-GAAP measure), less acquisition and reorganization costs, for the fiscal 2012 fourth quarter was $2.0 million, versus $1.8 million for the fiscal 2011 fourth quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.
Rentrak recorded a tax benefit of $0.1 million for the fourth quarter of fiscal 2012, compared with a tax provision of $0.1 million for the fourth quarter of fiscal 2011.
The company generated $4.5 million and $10.2 million in cash from operating activities for the fourth quarter and twelve months of fiscal 2012, respectively, compared with cash used by operating activities of $1.9 million for the fiscal 2011 fourth quarter and cash generated from operating activities of $5.4 million for the twelve months of fiscal 2011. Rentrak reported free cash flow of $5.1 million for fiscal 2012, compared with $1.8 million last year. The reconciliation of free cash flow to net cash provided by operations, the most comparable financial measure based upon GAAP, as well as a further explanation about free cash flow, is included in the financial tables at the end of this press release.
Rentrak's cash, cash equivalents and marketable securities balance was $27.8 million at March 31, 2012, compared with $26.4 million at March 31, 2011. No shares were repurchased in the fiscal 2012 fourth quarter.
Rentrak said that it recently achieved several important milestones including:

•	Signing a new agreement with MasterCard to offer planning, buying and selling solutions for the package goods, retail, travel, entertainment, restaurants and telecommunications industries.

•
Growing its local TV measurement service to 165 local TV station clients, across 37 station groups in 82 local TV markets, up from approximately 75 local TV station clients, across 25 station groups a year ago. This growth was highlighted by expanding contracts with Gray Television, Nexstar Broadcasting and Local TV, and new contracts with Tribune Broadcasting, Cox Television, Neuhoff Media and Morris Network.

•
Extending its national TV network measurement client base through the addition of The CW Television Network, Rentrak's first broadcast network client, which includes access to Rentrak's census-based TV ratings service, as well as the company's proprietary integrated information including Polk Automotive and Exact Commercial Ratings. The company also entered into a long-term contract with Crown Media Holdings for its Hallmark Channel and Hallmark Movie Channel properties, and signed long-term renewals with the National Geographic Channel and Outdoor Channel.

•	Growing agency relationships at Collective Media and UM, a division of IPG's Mediabrands, as well as establishing a new relationship with Empower MediaMarketing.

•	Entering into a multi-platform contract with SnagFilms for the company's OnDemand Essentials™ and Digital

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Download Essentials services. The company also expanded its relationship with Phase 4 Films and the National Geographic Channel to include Digital Download Essentials, and signed a new OnDemand contract with GaiamTV.com.

•
Expanding its TV measurement business to China through the formation of Sinotrak, with Chinese partner Sinomonitor. Rentrak (through Sinotrak) is the first company licensed by the Chinese government to measure all screens through digital devices in China.

Fiscal 2012 Full Year Financial Results
Consolidated revenue for fiscal 2012 was $91.1 million, compared with $97.1 million for fiscal 2011. AMI revenue grew 20 percent to $41.4 million, from $34.6 million last year. Revenue in the company’s Home Entertainment division was $49.7 million, compared with $62.5 million for fiscal 2011.
As a result of significant investments made to further expand the company's high-growth Advanced Media business, operating loss for fiscal 2012 was $5.9 million, versus $2.6 million for fiscal 2011. The fiscal 2012 operating loss included $0.8 million in acquisition costs, $1.1 million in costs associated with the company's international reorganization and $5.1 million in stock-based compensation expense. The fiscal 2011 operating loss included $2.1 million in non-recurring items and acquisition costs, and $6.7 million in non-cash stock compensation expense. Excluding these amounts for both periods, operating income would have been $1.1 million for fiscal 2012, compared with operating income of $6.2 million for fiscal 2011.
The fiscal 2012 net loss was $6.4 million, or $0.57 per share, compared with $0.8 million, or $0.07 per share, for fiscal 2011. Excluding the costs identified in the preceding paragraph, stock-based compensation expense for both periods and a tax reserve recorded in the third quarter of fiscal 2012, which had an impact of $0.11 per share, net loss would have been $1.1 million, or $0.09 per share, for fiscal 2012, compared with net income of $4.7 million, or $0.43 per diluted share, for fiscal 2011. The reconciliation of these non-GAAP EPS to EPS, the most comparable financial measure based upon GAAP, as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.
Adjusted EBITDA, less acquisition and reorganization costs, was $5.5 million for fiscal 2012, compared with $9.6 million for fiscal 2011, as the result of strategic investments made in Rentrak's Advanced Media business. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.
Conference Call
Rentrak will hold a conference call at 5:00 p.m. (ET)/2:00 p.m. (PT) today to discuss its 2012 fourth quarter and full year financial results. Shareowners, members of the media and other interested parties may participate in the call by dialing 877-941-8609 from the U.S. or Canada, or 480-629-9692 from international locations, passcode 4540127. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through June 7, 2013. An audio replay of the conference call is available through midnight June 14, 2012 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4540127.
About Rentrak Corporation
Rentrak (NASDAQ: RENT) is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as database currencies for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.
Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, execution of the company’s business plan and the growing importance of its database, or census-like, information measurement services. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired

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businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
# # #
(Financial Tables Follow)

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Rentrak Corporation and Subsidiaries Consolidated Statements of Operations (In thousands, except per share amounts)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenue	$24,600	$24,679	$91,071	$97,088
Cost of Sales	12,896	13,769	48,125	54,853
Gross Margin	11,704	10,910	42,946	42,235
Operating expenses:
Selling and administrative	16,500	11,709	48,854	44,838
Loss from operations	(4,796)	(799)	(5,908)	(2,603)
Other income:
Interest income, net	129	119	477	470
Other, net	—	1	—	125
Loss before income taxes	(4,667)	(679)	(5,431)	(2,008)
Provision (benefit) for income taxes	(51)	110	995	(1,241)
Net loss	$(4,616)	$(789)	$(6,426)	$(767)
Basic net loss per share	$(0.41)	$(0.07)	$(0.57)	$(0.07)
Diluted net loss per share	$(0.41)	$(0.07)	$(0.57)	$(0.07)
Shares used in per share calculations:
Basic	11,172	11,180	11,197	10,962
Diluted	11,172	11,180	11,197	10,962

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Rentrak Corporation and Subsidiaries Consolidated Balance Sheets (In thousands, except per share amounts)

	March 31,
	2012	2011
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$5,526	$3,821
Marketable securities	22,227	22,556
Accounts and notes receivable, net of allowances for doubtful accounts of $649 and $645	14,260	16,713
Taxes receivable and prepaid taxes	—	1,726
Deferred tax assets, net	48	152
Other current assets	985	1,091
Total Current Assets	43,046	46,059
Property and equipment, net of accumulated depreciation of $17,032 and $13,750	10,846	8,834
Deferred tax assets, net	—	1,242
Goodwill	5,101	5,222
Other intangible assets, net of accumulated amortization of $1,579 and $724	13,165	14,122
Other assets	723	696
Total Assets	$72,881	$76,175
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,291	$7,223
Accrued liabilities	3,215	3,022
Accrued compensation	8,781	6,144
Deferred revenue	1,915	1,210
Total Current Liabilities	19,202	17,599
Deferred rent, long-term portion	1,819	942
Taxes payable, long-term	731	1,261
Deferred tax liability, long-term	79	—
Note payable and accrued interest	525	—
Total Liabilities	22,356	19,802
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding:
11,078 and 11,243	11	11
Capital in excess of par value	55,125	54,358
Accumulated other comprehensive income	341	530
Retained earnings (accumulated deficit)	(4,952)	1,474
Total Stockholders’ Equity	50,525	56,373
Total Liabilities and Stockholders’ Equity	$72,881	$76,175

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Rentrak Corporation and Subsidiaries Consolidated Statements of Cash Flows (In thousands)

	For the Twelve Months Ended March 31,
	2012	2011	2010
	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss)	$(6,426)	$(767)	$576
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Tax benefit from stock-based compensation	81	1,253	461
Depreciation and amortization	4,351	3,432	2,329
Loss (gain) on disposal of fixed assets	1	(15)	—
Gain on liquidation of investment	—	(104)	—
Impairment of capitalized software projects	—	8	199
Adjustment to allowance for doubtful accounts	4	80	(32)
Stock-based compensation	5,118	6,714	2,361
Excess tax benefits from stock-based compensation	—	(3,987)	(332)
Deferred income taxes	1,425	(1,813)	(245)
Realized gain on marketable securities	(73)	(12)	(374)
Interest on note payable	25	—	—
(Increase) decrease, net of effect of acquisitions, in:
Accounts and notes receivable	2,453	2,505	(982)
Taxes receivable and prepaid taxes	1,726	(491)	(4)
Other current assets	93	(212)	113
Increase (decrease), net of effect of acquisitions, in:
Accounts payable	(1,932)	935	(942)
Taxes payable	(421)	248	(227)
Accrued liabilities and compensation	2,127	(2,101)	1,659
Deferred rent	944	(23)	(59)
Deferred revenue and other liabilities	705	(262)	(549)
Net cash provided by operating activities	10,201	5,388	3,952
Cash flows from investing activities:
Purchase of marketable securities	(18,403)	(14,911)	(7,300)
Sale or maturity of marketable securities	18,971	9,800	20,200
Proceeds from the sale of assets	—	17	—
Proceeds from the liquidation of investment	—	224	—
Purchase of property and equipment	(5,135)	(3,591)	(3,703)
Cash paid for acquisitions, net of cash acquired	—	(1,930)	(16,659)
Net cash used in investing activities	(4,567)	(10,391)	(7,462)
Cash flows from financing activities:
Proceeds from note payable	500	—	—
Issuance of common stock	262	1,836	1,043
Excess tax benefits from stock-based compensation	—	3,987	332
Repurchase of common stock	(4,341)	—	(302)
Net cash provided by (used in) financing activities	(3,579)	5,823	1,073

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Rentrak Corporation and Subsidiaries Consolidated Statements of Cash Flows (In thousands)

Effect of foreign exchange translation on cash	(350)	566	271
Increase (decrease) in cash and cash equivalents	1,705	1,386	(2,166)
Cash and cash equivalents:
Beginning of year	3,821	2,435	4,601
End of year	$5,526	$3,821	$2,435
Supplemental information:
Income taxes paid	$328	$156	$384
Income tax refunds	2,101	264	643
Capitalized stock-based compensation	362	474	36

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Rentrak Corporation and Subsidiaries Information by Segment (Unaudited) (in thousands)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
AMI
Sales to external customers	$11,640	$9,249	$41,415	$34,584
Gross margin	$7,472	$5,823	$26,646	$23,314
Income (loss) from operations	$(3,044)	$494	$728	$2,004

HOME ENTERTAINMENT
Sales to external customers	$12,960	$15,430	$49,656	$62,504
Gross margin	$4,232	$5,087	$16,300	$18,921
Income from operations	$2,665	$3,041	$9,595	$11,424

TOTAL OPERATING SEGMENTS
Sales to external customers	$24,600	$24,679	$91,071	$97,088
Gross margin	$11,704	$10,910	$42,946	$42,235
Income (loss) from operations	$(379)	$3,535	$10,323	$13,428

Note: Prior period amounts are reclassified to reflect the move of Digital Download Essentials from Home Entertainment into the AMI division. The segment operating income figures are before corporate overhead costs.

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Free Cash Flow (Unaudited) (in thousands)

	For the Twelve Months Ended March 31,
	2012	2011
Net cash provided by operating activities	$10,201	$5,388
Adjustments:
Purchases of property and equipment	(5,135)	(3,591)
Free Cash Flow	$5,066	$1,797
About Free Cash Flow
From time to time, Rentrak may refer to Free Cash Flow in its conference calls and discussions with investors and analysts in connection with the company's reported historical financial results. Free Cash Flow does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net cash provided by operating activities (the most comparable GAAP financial measure to Free Cash Flow). The reconciliation of GAAP and Non-GAAP financial measures for the twelve month periods ended March 31, 2012 and 2011 are included in the above table. Rentrak's management believes that Free Cash Flow is helpful as an indicator of the company's current financial performance and its capacity to operationally fund capital expenditures and working capital requirements.

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Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (Unaudited) (in thousands)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
Net Loss	$(4,616)	$(789)	$(6,426)	$(767)
Adjustments:
Provision (benefit) for income taxes	(51)	110	995	(1,241)
Interest and other income, net	(129)	(120)	(477)	(595)
Depreciation and amortization	1,118	1,040	4,351	3,432
Stock-based compensation	4,305	1,064	5,118	6,714
Adjusted EBITDA	$627	$1,305	$3,561	$7,543
Acquisition costs	189	477	822	1,919
Reorganization/Severance costs	1,135	—	1,135	165
Adjusted EBITDA before acquisition and reorganization costs	$1,951	$1,782	$5,518	$9,627

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
Diluted EPS, as reported	$(0.41)	$(0.07)	$(0.57)	$(0.07)
One-time and other items:
Reorganization/Severance	0.05	—	0.06	0.01
Tax valuation allowance	—	—	0.11	—
Acquisitions	0.01	0.02	0.04	0.11
Stock-based compensation	0.18	0.04	0.27	0.38
Total one-time items, acquisition costs and stock-based compensation	0.24	0.06	0.48	0.50
Diluted EPS, non-GAAP	$(0.17)	$(0.01)	$(0.09)	$0.43
Tax Rate Used	52.50%	54.20%	40.67%	37.40%
About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and "non-GAAP diluted EPS" in its conference calls and discussions with investors and analysts in connection with the company's reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and Non-GAAP financial measures for the three and twelve month periods ended March 31, 2012 and 2011 are included in the above table. Rentrak's management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak's management believes that non-recurring items, acquisition costs and stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. Due to the nature of the company’s equity and stock-based compensation plans, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance. Therefore, the company believes that using the measures of Adjusted EBITDA and “non-GAAP diluted EPS” may help provide a better understanding of the company’s underlying financial performance and ability to generate cash flows from operations.